UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2026
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 Horizon Vue Drive
Canonsburg, Pennsylvania 15317

(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of CNX Resources Corporation (the “Company”) held on May 7, 2026 (the “Annual Meeting”), the Company’s shareholders considered three proposals, each of which is described in more detail in the 2026 proxy statement. Below are the final results of the matters voted on at the Annual Meeting.

Proposal 1: Each of the eight director nominees was elected to hold office for a one-year term expiring at the annual meeting in 2027 or until their respective successors are elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
Robert O. Agbede	122,139,067	3,023,930	211,936	9,178,902
J. Palmer Clarkson	121,489,412	3,683,913	201,608	9,178,902
Nicholas J. DeIuliis	124,516,223	656,313	202,397	9,178,902
Maureen E. Lally-Green	115,065,688	9,933,873	375,372	9,178,902
Bernard Lanigan, Jr.	121,627,121	3,556,556	191,256	9,178,902
Ian McGuire	124,895,493	287,961	191,479	9,178,902
Alan K. Shepard	124,813,356	372,041	189,536	9,178,902
William N. Thorndike, Jr.	124,536,954	643,587	194,392	9,178,902

Proposal 2: The anticipated appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026 was ratified.

For	Against	Abstain
133,829,532	551,378	172,925

Proposal 3: The Company’s named executed officer compensation was approved on an advisory basis.

For	Against	Abstain	Broker Non-Votes
122,031,352	2,839,939	503,642	9,178,902

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By: /s/ Timothy S. Bedard
Name: Timothy S. Bedard
Title: Executive Vice President, General Counsel and
Corporate Secretary

Date: May 11, 2026